UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2011

PHARMACYCLICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26658	94-3148201
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

995 E. Arques Avenue, Sunnyvale, California		94085-4521
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 774-0330

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On August 9, 2011, Pharmacyclics, Inc. (the “Company”) announced the signing of a five-year Cooperative Research and Development Agreement (CRADA) (the “Agreement”) with the National Cancer Institute (NCI) to collaborate on the development of PCI-32765, a first-in-class, small molecule inhibitor of Bruton’s tyrosine kinase (Btk) for the treatment of hematologic malignancies (blood cancers).  Under the Agreement, the NCI’s Division of Cancer Treatment and Diagnosis (DCTD) plans to sponsor Phase 1 and Phase 2 trials of PCI-32765 in various hematologic malignancies, including non-Hodgkin lymphoma (NHL) and multiple myeloma.

The foregoing description is qualified in its entirety by reference to the Company’s Press Release, dated August 9, 2011, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Pharmacyclics Announces Collaboration with the National Cancer Institute to Develop its Novel Btk Inhibitor, PCI-32765 in Hematologic Malignancies

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

August 10, 2011

PHARMACYCLICS, INC.

By:	/s/ Rainer M. Erdtmann
Name: Rainer M. Erdtmann
Title: Vice President, Finance & Administration and Secretary